As filed with the Securities and Exchange Commission on December 5, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0424817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Ridgmar Centre

6500 W. Freeway, Suite 800

Fort Worth, Texas 76116

(Address, including zip code, of principal executive offices)

Approach Resources Inc.

2007 Stock Incentive Plan

(Full title of the Plan)

J. Curtis Henderson

Chief Administrative Officer and Corporate Secretary

One Ridgmar Centre

6500 W. Freeway, Suite 800

Fort Worth, Texas 76116

(817) 989-9000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	3,000,000 shares	$2.93	$8,790,000	$1,018.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (as defined below) also covers any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Approach Resources Inc. (the “Registrant”) that may become issuable by reason of any stock splits, stock dividends or any other similar transaction pursuant to the adjustment or anti-dilution provisions of the Approach Resources Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for the 3,000,000 shares of Common Stock being registered hereby are based upon the average of the high and low trading prices of the Common Stock as reported on the NASDAQ Global Select Market on November 29, 2016.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 3,000,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

The Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register an additional 3,000,000 shares of Common Stock that may be offered or issued under the Plan, which additional shares consist of (a) 2,500,000 additional shares of Common Stock that became reserved and available for issuance upon stockholder approval of the Fifth Amendment to the Plan at the Registrant’s 2016 Annual Meeting of Stockholders, held June 2, 2016, and (b) 500,000 shares of Common Stock that may become available for reissuance in connection with awards under the Plan in accordance with the share counting and recycling provisions and other terms and conditions of the Plan.

Except as otherwise set forth below, the contents of the following Registration Statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, including any and all post-effective amendments thereto, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8: (i) Form S-8 filed on January 30, 2008 (Commission File No. 333-148951), (ii) Form S-8 filed on August 3, 2012 (Commission File No. 333-183069) and (iii) Form S-8 filed on November 13, 2015 (Commission File No. 333-208003).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Fourth Amendment to the Approach Resources Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 5, 2016).

4.2	Fifth Amendment to the Approach Resources Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2016).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of DeGolyer and MacNaughton.

23.3*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on December 5, 2016.

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
J. Ross Craft
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 5, 2016. Each person whose signature appears below constitutes and appoints J. Ross Craft and J. Curtis Henderson, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Signature	Title

/s/ J. Ross Craft	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
J. Ross Craft

/s/ Sergei Krylov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Sergei Krylov

/s/ Uma L. Datla	Chief Accounting Officer (Principal Accounting Officer)
Uma L. Datla

/s/ Alan D. Bell	Director
Alan D. Bell

/s/ James H. Brandi	Director
James H. Brandi

/s/ James C. Crain	Director
James C. Crain

/s/ Vean J. Gregg III	Lead Independent Director
Vean J. Gregg III

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Amendment to the Approach Resources Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 5, 2016).

4.2	Fifth Amendment to the Approach Resources Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2016).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of DeGolyer and MacNaughton.

23.3*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.